IN THE MATTER OF                    :
                                    :

ROBERT N. HARRIS                    :
                                    :

                  and               :             AGREEMENT
                                    :

INTERCHANGE STATE BANK and          :
INTERCHANGE FINANCIAL               :
SERVICES CORP.                      :

                                    :
                                    :

          This Agreement is entered into this 2nd day of January, 1997, by and between Interchange State Bank and Interchange Financial Services Corp. (collectively the "Bank"), a corporation located at Park 80 West/Plaza 2, Saddle Brook, New Jersey 07663, and Robert N. Harris ("Harris"), who now resides at 7 Brocken Drive, Mendham, New Jersey 07945.

          IN CONSIDERATION OF THE MUTUAL PROMISES CONTAINED IN THIS AGREEMENT, IT IS AGREED that:

          1. Robert N. Harris, who now holds the position of Executive Vice President and Chief Financial Officer with the Bank, has requested and been granted separation and will, pursuant to that choice, retire effective on or before December 31, 1996. Harris waives any and all entitlement to future employment by the Bank, or any of its present or future affiliates, in any capacity whatsoever.

         2. Upon his retirement, Harris will receive severance pay (which shall be deemed to include all accrued vacation pay) until he shall have attained the age of sixty-five as of July 31, 1997, in the amount of $87,370 (less normal payroll deductions), payable on a bi-weekly basis over a twelve-month period beginning January 1, 1997 (i.e., 26 payments of $3,360.38 every two weeks).

         3. In lieu of continued medical and dental insurance coverage during the period beginning with his separation and ending on July 31, 1997, the Bank will pay Harris an amount equal to the cost of premium payments that it would make on his behalf for such coverage had he remained with the Bank until July 31, 1997. Such payments shall be on a bi-weekly basis (i.e., 15 payments of $92.94). All benefits shall cease effective upon the date of Harris's retirement.

          4. The Bank will credit Harris with 1,000 hours' service under its pension plan for the year 1997.

          5. Harris shall be permitted to purchase the Bank vehicle being used by him at the Bank's depreciated carrying value which, as of December 31, 1996, is $13,035.28.

         6. Harris hereby waives any and all rights which he may have to an incentive bonus for the year 1997. Disposition of Harris's stock options shall be determined under the terms of the Bank's Stock Option Plan of 1989. Any restricted stock currently held by Harris, including stock he may receive as a 1996 bonus, shall be deemed non-forfeitable despite any provision of the plan to the contrary. Harris's entitlements under the Interchange Deferred Compensation Plan for Robert N. Harris shall be determined under the provisions of that plan, except that he shall also receive a contribution to the Plan of $10,000 for the year 1997. All rights and obligations arising from a "change in control"
agreement entered into between Harris and Interchange Financial Services Corporation dated June 8, 1995, shall terminate upon his retirement, and such agreement shall upon that date become null and void and unenforceable. However, in the event that in the calendar year of 1997 the corporation enters into a definitive agreement to be acquired, that upon the effective date of acquisition, Harris will be entitled to an additional payment of $147,000 which equals one year full salary.

         7.       Harris agrees forthwith to:

          (a) sign the attached Release, by which he waives and releases the Bank and the others identified therein from all claims relating to or arising out of his employment with the Bank, particularly any and all claims of employment discrimination under the Age Discrimination in Employment Act, Title VII of the Civil Rights and/or the New Jersey Law Against Discrimination, the Americans With Disabilities Act, the Conscientious Employee Act, all claims of wrongful or unlawful termination, claims of breach of contract, express or implied, all claims growing out of any restriction upon the Bank to terminate the employment relationship, and such other claims cited therein which he may have against the Bank or such other persons or entities recited therein. He expressly agrees and acknowledges that this Agreement and the Release contemplate the extinguishment of all such claims.

         (b) If Harris executes this Agreement at any time prior to the end of the twenty-one (21) day period that Interchange gives Harris in which to consider this Agreement, such early execution is a knowing and voluntary waiver of Harris's right to consider this Agreement for at least twenty-one (21) days, and is due to Harris's belief that Harris had ample time in which to consider and understand this Agreement, and in which to review this Agreement with an attorney.

         8. The parties expressly agree that execution of this Agreement shall constitute an absolute bar to any legal action in any forum, judicial, administrative or arbitral, by Harris against the Bank or any of its present or future affiliates, or any other party identified as a releasee in the Release relating to any matter covered by the terms of the Release.

         9. Harris (and his attorneys if he consults counsel in connection with this Agreement) agree that Harris will keep confidential and not disclose to any person or entity (except Harris's spouse and children) the facts and terms of this Agreement or the content of discussions leading to this Agreement except to the extent necessary to comply with state or federal laws and that he will not issue, or cooperate with or permit the issuance of, any public release concerning this Agreement or discussions regarding this Agreement. It is expressly agreed and understood that any violation of this paragraph, including disclosure by Harris's spouse, children or attorney of the matters covered herein, shall be a material breach of the parties' agreement.

         10. Harris also agrees that all confidential information which he acquired in his capacity as Executive Vice President and Chief Financial Officer of the Bank, and which has not become public knowledge, is considered by the parties hereto to be confidential business information and may not be disclosed, discussed or utilized by Harris in any manner without the prior written permission of the Bank. Harris agrees to cooperate fully with the Bank's management in the handling of all business for which Harris had responsibility or has relevant information.

         11. Harris also agrees that he will not, except as may be compelled by judicial process, cooperate in any manner or supply information of any kind in any proceeding, investigation or inquiry related in any way to the employment practices or procedures of the Bank.

         12. In the event of a breach of this Agreement by Harris, the Bank shall be relieved of its obligations hereunder and shall be entitled to repayment of all monies paid to Harris pursuant to this agreement.

         13. It is agreed further that should a breach of any provision of this Agreement occur, the non-breaching party shall be entitled by court of competent jurisdiction to all available remedies which apply to violations hereof.

         14. In the event that the Bank or Harris is required to commence an action, in law or equity, to enforce rights under any provision of this Agreement, the nonprevailing party shall be liable for the reasonable attorney's fees and costs incurred by the other in connection with such action.

         15. It is agreed and understood that neither the execution of this Agreement nor any other action taken by the Bank in connection with this Agreement constitutes an admission by the Bank, or any of its directors, officers, agents, employees or representatives, of any acts of discrimination whatsoever against Harris, or of any violation of any law, duty or obligation, and the Bank specifically disclaims any liability to or discrimination against Harris, on the part of itself, its directors, officers, agents, employees or representatives. The parties have entered into this Agreement voluntarily and solely to effectuate Harris's decision to retire from the Bank.

         16. This Agreement contains the entire Agreement of the parties and cannot be altered or amended except in writing duly executed by the parties or their authorized representatives.

         17. This Agreement shall be interpreted and enforced in accordance with the laws and in the courts of the State of New Jersey. If any part of this Agreement shall be ruled unenforceable, it is understood that the surviving portions of this Agreement shall remain binding on the parties.

         18. This Agreement shall be binding upon the parties, their heirs, successors and assigns. The Bank shall require the assumption of this Agreement by any purchaser of the Bank during its term.

         The foregoing terms and provisions are hereby agreed to and accepted:

                                                            Dated: 1/24/97
s/s Robert N. Harris                                        --------------
--------------------
Robert N. Harris

Sworn and subscribed to before me this 24 day of January, 1997.

s/s Carmella Tucci
------------------
Notary Public

For Interchange State Bank

By: s/s Anthony S. Abbate                                     Dated: 1/27/97
    ---------------------                                    ---------------
        Title: President & CEO

        [SEAL]

For Interchange Financial Services Corp.

By: s/s Anthony S. Abbate                                     Dated: 1/27/97
    ---------------------                                     --------------
        Title:  President & Ceo

        [SEAL]

                           GENERAL RELEASE AND WAIVER

         In consideration of the special severance payments and benefits by Interchange State Bank, which payment/benefits are over and above those payments and/or benefits to which I am otherwise entitled under Interchange State Bank and Interchange Finanical Service Corp.'s regular policies and programs, I release and discharge Interchange State Bank, Interchange Financial Services Corp. and all their present or future affiliated, related and subsidiary corporations and their present, former and future directors, officers, employees and representatives and the estates and/or heirs thereof from any and all claims which I, my estate and/or heirs may have against any of them. This releases all claims, known and unknown, which were or could have been asserted, resulting from anything which has happened up to now, including claims for attorney's fees. I hereby promise not to commence or pursue, or authorize anyone to commence or pursue on my behalf, any action, legal or administrative, or otherwise seek to recover any damages, remedy or relief of any kind from any releasee based upon any claim covered by this General Release and Waiver.

         Without limiting the scope of the foregoing provisions in any way, I specifically release all claims relating to or arising out of any aspect of my employment with Interchange State Bank and/or Interchange Financial Services Corp. or the termination thereof including, but not limited to, all claims under common law; the Age Discrimination in Employment Act and specifically 29 U.S.C. ss.626; Title VII of the Civil Rights Act of 1964, as amended; 42 U.S.C. ss.1981, as amended by the Civil Rights Act of 1991; the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. 1001, et seq.; the National Labor Relations Act, 29 U.S.C. 151 et seq.; the Americans With Disabilities Act of 1990, 29 U.S.C. 706 et seq.; the New Jersey Law Against Discrimination,
N.J.S.A.  10:5-1 et seq.; the New Jersey Conscientious  Employee Protection Act,
N.J.S.A. 34:19-1 et seq.; any contract of employment, express or implied; any provision of the Constitutions of the United States or the State of New Jersey; and any other law, common or statutory, of the United States or the State of New Jersey or any other State; and all claims growing out of any legal restrictions on the Interchange State Bank's right to terminate its employees.

s/s Robert N. Harris                            Dated:  1/27/97
    --------------------------
         Signature

Robert N. Harris
------------------------------
      Name (Please Print)

                                 ACKNOWLEDGMENT

         I HAVE CAREFULLY READ AND FULLY UNDERSTAND THE TERMS AND CONDITIONS OF THIS RELEASE. I ACKNOWLEDGE THAT THIS RELEASE WAS AVAILABLE TO ME FOR REVIEW FOR 21 DAYS BEGINNING DECEMBER 16, 1996. I ACKNOWLEDGE THAT I HAD THE OPPORTUNITY AND WAS ADVISED BY INTERCHANGE STATE BANK AND INTERCHANGE FINANCIAL SERVICES CORP. TO REVIEW THIS RELEASE WITH MY ATTORNEY AND/OR ANYONE ELSE OF MY CHOOSING, AND TO DISCUSS WITH SUCH PERSON THE TERMS AND CONDITIONS OF THIS RELEASE AND MY RIGHTS UPON EXECUTION. I AGREE AND ACKNOWLEDGE THAT NEITHER INTERCHANGE STATE BANK NOR INTERCHANGE FINANCIAL SERVICES CORP. NOR THEIR REPRESENTATIVES MADE ANY REPRESENTATIONS CONCERNING THE TERMS OR EFFECT OF THIS RELEASE OTHER THAN AS SET FORTH IN THE DOCUMENT, AND THAT I HAVE VOLUNTARILY SIGNED THIS RELEASE AS MY OWN FREE ACT WITH FULL KNOWLEDGE OF ITS TERMS AND CONDITIONS, WHICH ARE FINAL AND BINDING UPON ME.


         I UNDERSTAND THAT FOR A PERIOD OF 7 DAYS FOLLOWING THE SIGNING OF THIS RELEASE I MAY REVOKE THE RELEASE, AND THAT THIS RELEASE WILL NOT BE EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED.

Dated: 1/24/97                               s/s Robert N. Harris
----------------                             -------------------------------
                                                      Signature
                                                  Robert N. Harris
                                             ---------------------------------
                                                  Name (Please Print)

STATE OF NEW JERSEY        :

                           SS.:

COUNTY OF BERGEN           :

          I CERTIFY THAT on January 24, 1997, Robert N. Harris personally came before me and acknowledged under oath, to my satisfaction, that he is named in and personally signed this document.

                                                s/s Carmella Tucci
                                              ---------------------------------
                                                      Notary Public